                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                               AGRUPACION RUBI, SA

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.-  Agrupacion  Rubi, SA  hereinafter  referred to as: "The  Company"-is a closed company with limited  liability,  organised under the laws of Spain, having its  registered  office at Av.  Paral.lel  51, First Floor,  08004 -
     Barcelona  Spain)  and  having its  offices  at the same  place,  and being registered in the Mercantile  Register of Barcelona in Volume 32.020,  Page
     B-201425

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the incorporation at civil law notary, officiating in Barcelona on 23
     June 1999.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the promotion, construction, installation and development of any activity related to energy production.  The listed activities can be developed indirectly,  totally or partially, through participation in other companies with analogous or identical object.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   D.  Jose-Enrique  Pueyo  Vergara,  adult  of age,  Spanish,  with professional  domicile in Av. Paral.lel 51, First Floor,  08004 -
               Barcelona Spain)

          2.   D. Oriol Vilar Roquet,  adult of age, Spanish,  with professional domicile in Av.  Paral.lel  51,  First  Floor,  08004 - Barcelona
               Spain)

          3.   D.  Jeronimo  Angulo  Aramburu,   adult  of  age,  Spanish,  with
               professional  domicile in Av. Paral.lel 51, First Floor,  08004 -
               Barcelona Spain)

          4.   D.  Jaume  Beleta   Supervia,   adult  of  age,   Spanish,   with
               professional  domicile in Av. Paral.lel 51, First Floor,  08004 -
               Barcelona Spain)

Signed in Madrid on 10 April 2001

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133